EXHIBIT (a)(8)

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Schedule TO, Amendment No. 3, of our report dated March 26, 2009 with respect to our audits of the consolidated financial statements and financial statement schedule of Colonial Commercial Corp., as of December 31, 2008 and 2007 and for each of the years then ended.

/s/ Eisner LLP

New York, New York
August 20, 2009
2009